                                                                      EXHIBIT 15
May 6, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 6, 2005 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three month periods ended March 31, 2005 and March 31, 2004, and included in the Company's
Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083,
333-49507, 333-49509, 333-49511, 333-49513, 333-49515, 333-49517, 333-49703 and
333-49705).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia